DEMAND PROMISSORY NOTE

U.S. $15,000	Las Vegas, Nevada
Oct 11, 2017

The undersigned, Interlink Plus, Inc., a corporation organized under the laws of Nevada (the “Company”), hereby promises to pay to the order of RMS Accounting Service, Inc. (together with his/her successors and assigns, the “Holder”), the principal sum of Fifteen Thousand ($15,000) United States Dollars, together with flat interest of Two Thousand Two Hundred and Fifty ($2,250), on or before 45 days from the note issuing date, or on the date two business days after receipt of demand for payment (such date, the “Maturity Date”).

The Company shall have the privilege of prepaying the principal under this Demand Promissory Note (the “Note”) in whole or in part, without penalty or premium at any time.  All payments hereunder shall be applied first to interest, then to principal. All interest due and payable hereunder shall be cumulated and accrue interest at the rate hereunder.

Payments due hereunder are to be made by wire transfer to such bank account of the Holder as the Holder may from time to time designate, in lawful money of the United States of America. Payments may also be made by company check to Holder.

This Note and all amounts outstanding shall immediately and automatically mature and become due and payable, without presentment, demand, protest or notice, all of which are hereby waived, in the event that the Company files a voluntary petition in bankruptcy or an involuntary petition is filed against it and not dismissed within ten days.

Neither this Note nor any term hereof may be amended or waived orally or in writing, except that any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the Company and the Holder. This Note shall inure to the benefit of the Holder of this Note and the Company and their respective successors and assigns and be binding upon the Holder of this Note and the Company and their respective successors and assigns.

The Holder may sell, transfer, assign, encumber or otherwise dispose of this Note in whole or in part, other than as may be prohibited by applicable law.

This Note is governed by and shall be construed and enforced in accordance with the laws of the State of Nevada for contracts made and wholly performed within that state and shall be construed as if drafted equally by the Company and the Holder. The Company hereby submits to the exclusive personal jurisdiction of the courts of the State of Nevada and the federal courts of the United States sitting in Clark County, and any appellate court from any such state or federal court.

No failure or delay on the part of the Holder in exercising any power or right hereunder, and no course of dealing between the Company and the Holder of this Note, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

As used in this Note, the term “business day” means any day that is not a Saturday, Sunday or other day on which the commercial banks in Las Vegas, Nevada are authorized or required by applicable law to remain closed.

Should any provision of this Note be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Note, and the parties hereto agree that the provision of this Note so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such provision had never been included herein, provided, however the parties hereto shall use their best efforts to replace the provision so deemed to have been stricken herefrom with a provision that the parties reasonably believe to be valid and enforceable and which has a substantially identical economic and legal effect as the provision so deemed to have been stricken herefrom.

IN WITNESS WHEREOF, the Company has caused this Note to be made, executed and delivered by its duly authorized officer as of the day and year first written above.

Note Holder:

RMS Accounting Service, Inc.

By:  /s/ Benhope Munroe

Name: Benhope Munroe

Title: President

Interlink Plus, Inc.

By:  /s/ Duan Fu

Name:  Duan Fu

Title: President and Director